UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 11, 2011, BFC Financial Corporation (“BFC”) and Bluegreen Corporation (“Bluegreen”) entered into a definitive merger agreement pursuant to which, subject to the terms and conditions of the agreement, Bluegreen would be merged into a wholly-owned subsidiary of BFC and holders of Bluegreen’s Common Stock would receive shares of BFC’s Class A Common Stock. As previously disclosed, consummation of the merger is conditioned upon certain closing conditions and the parties are continuing to work in good faith to satisfy all such conditions, including, among other things, the listing of BFC’s Class A Common Stock for trading on a national securities exchange. Under the terms of the merger agreement, either party was permitted to terminate the agreement if the merger was not consummated by September 30, 2012. In light of the parties continued efforts towards consummation of the merger, on September 27, 2012, BFC and Bluegreen agreed that neither party would exercise its right to so terminate the merger agreement prior to December 31, 2012. None of the other terms or conditions of the merger agreement were impacted.

Additional Information and Where to Find it

BFC has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which has been declared effective, and BFC and Bluegreen have mailed to their respective shareholders a joint proxy statement/prospectus concerning the proposed merger. BFC and Bluegreen may also file other documents with the SEC regarding the merger. Investors and shareholders of BFC and Bluegreen are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information. Investors and shareholders of BFC and Bluegreen can obtain copies of the joint proxy statement/prospectus and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BFC are also available free of charge on BFC’s website at www.bfcfinancial.com under the tab “Investor Relations – Regulatory Info – SEC Filings” or by directing a request by mail to BFC Financial Corporation, Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by phone at 954-940-4900. Copies of the documents filed with the SEC by Bluegreen are available free of charge on Bluegreen’s website at www.bluegreencorp.com under the tab “Investors – SEC Filings” or by directing a request by mail to Bluegreen Corporation, Corporate Secretary, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, or by phone at 561-912-8000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION

Date: September 27, 2012
	By:	/s/ Anthony M. Puleo
Anthony M. Puleo,
Senior Vice President,
Chief Financial Officer and Treasurer